As filed with the Securities and Exchange Commission on July 31, 2026

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_______________________________________
LEAR CORPORATION
(Exact name of registrant as specified in its charter)
_______________________________________

Delaware	13-3386776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21557 Telegraph Road
Southfield, MI	48033
(Address of Principal Executive Offices)	(Zip Code)

Lear Corporation 2019 Long-Term Stock Incentive Plan
(As Amended and Restated May 14, 2026)
(Full Title of the Plan)

Amanda J. Pontes
Vice President, General Counsel and Corporate Secretary
Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48033
(Name and Address of Agent for Service)

(248) 447-1500
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Lillian Brown
Wilmer Cutler Pickering Hale and Dorr LLP
2100 Pennsylvania Avenue NW
Washington, DC 20037
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”), relating to an aggregate of 1,725,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Lear Corporation (“Lear”), a Delaware Corporation, issuable under the Lear Corporation 2019 Long-Term Incentive Plan (the “2019 Plan”), as amended and restated as of May 18, 2023 (the “2023 Plan”), and as further amended and restated as of May 14, 2026, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference (i) the contents of the Registration Statement on Form S-8, File No. 333-232856, filed by Lear with the Securities and Exchange Commission on July 26, 2019 relating to the 2019 Plan and (ii) the contents of the Registration Statement on Form S-8, File No. 333-273594, filed by Lear with the Securities and Exchange Commission on August 2, 2023 relating to the 2023 Plan, in each case, except to the extent amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by Lear Corporation, a Delaware corporation (“Lear”), with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement on Form S-8 (the “Registration Statement”):

a.Lear’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 13, 2026;

b.Lear’s quarterly reports on Form 10-Q for the fiscal quarters ended April 4, 2026, filed with the Commission on May 1, 2026, and July 4, 2026, filed with the Commission on July 31, 2026;

c.Lear’s current report on Form 8-K filed with the Commission on May 14, 2026; and

d.The description of Lear’s Common Stock contained in Lear’s Registration Statement on Form 8-A filed with the Commission on November 6, 2009 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Stock contained in Exhibit 4.8 of Lear’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by Lear pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post‑effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by Lear under Items 2.02 or 7.01 of any current report on Form 8-K that Lear may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Lear (incorporated by reference to Exhibit 3.1 to Lear’s Current Report on Form 8-K filed with the Commission on November 9, 2009).
4.2	Second Amended and Restated Bylaws of Lear (incorporated by reference to Exhibit 3.1 to Lear’s Current Report on Form 8-K filed with the Commission on November 16, 2023).
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
99.1
Lear Corporation 2019 Long-Term Stock Incentive Plan (amended and restated as of May 14, 2026) (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 4, 2026).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Lear Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Southfield, Michigan on this 31st date of July, 2026.

Lear Corporation

By:	/s/ Raymond E. Scott
Raymond E. Scott
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURE
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond E. Scott, Jason M. Cardew and Amy A. Doyle as his or her true and lawful attorneys-in-fact (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Raymond E. Scott	President, Chief Executive Officer and Director	July 31, 2026
Raymond E. Scott	(Principal Executive Officer)

/s/ Jason M. Cardew	Senior Vice President and Chief Financial Officer	July 31, 2026
Jason M. Cardew	(Principal Financial Officer)

/s/ Amy A. Doyle	Vice President and Chief Accounting Officer	July 31, 2026
Amy A. Doyle	(Principal Accounting Officer)

/s/ Julian G. Blissett	Director	July 31, 2026
Julian G. Blissett

/s/ Jonathon F. Foster	Director	July 31, 2026
Jonathon F. Foster

/s/ Bradley M. Halverson	Director	July 31, 2026
Bradley M. Halverson

/s/ Mary Lou Jepsen	Director	July 31, 2026
Mary Lou Jepsen

/s/ Roger A. Krone	Director	July 31, 2026
Roger A. Krone

/s/ Rod A. Lache	Director	July 31, 2026
Rod A. Lache

Signature	Title	Date

/s/ Patricia L. Lewis	Director	July 31, 2026
Patricia L. Lewis

/s/ Kathleen A. Ligocki	Director	July 31, 2026
Kathleen A. Ligocki

/s/ Conrad L. Mallett, Jr.	Director	July 31, 2026
Conrad L. Mallett, Jr.

/s/ Gregory C. Smith	Non-Executive Chairman and Director	July 31, 2026
Gregory C. Smith